UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2016

KIMCO REALTY CORPORATION

 (Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road

Suite 100

New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on April 26, 2016. The Company previously filed with the Securities and Exchange Commission the 2016 proxy statement and related materials pertaining to this meeting. On the record date of March 7, 2016, there were 414,334,767 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) outstanding and eligible to vote.

Proposal 1: Election of Directors

Elected the following eight nominees to the Board of Directors to serve as directors until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Milton Cooper	345,446,971	4,772,756	185,105	22,117,362
Philip E. Coviello	346,352,054	3,867,227	185,551	22,117,362
Richard G. Dooley	291,849,146	58,090,287	465,399	22,117,362
Conor C. Flynn	347,388,519	2,831,976	184,337	22,117,362
Joe Grills	319,460,523	30,753,497	190,812	22,117,362
Frank Lourenso	319,484,849	30,726,619	193,364	22,117,362
Colombe M. Nicholas	346,400,658	3,814,526	189,648	22,117,362
Richard B. Saltzman	338,707,597	11,509,928	187,307	22,117,362

Proposal 2: Advisory Resolution to Approve the Compensation of our Named Executive Officers

Approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying tables in our 2016 proxy statement. There were 343,732,890 votes for the proposal; 6,230,979 votes against the proposal; 440,963 abstentions; and 22,117,362 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016. There were 369,581,119 votes for the appointment; 2,651,837 votes against the appointment; 289,238 abstentions; and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: April 27, 2016	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer